As filed with the Securities and Exchange Commission on November 2, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
American Superconductor Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

64 Jackson Road, Devens, Massachusetts	01434
(Address of Principal Executive Offices)	(Zip Code)
2007 Stock Incentive Plan, as amended
2000 Employee Stock Purchase Plan, as amended
(Full Title of the Plan)
Gregory J. Yurek
Chairman and Chief Executive Officer
American Superconductor Corporation
64 Jackson Road
Devens, Massachusetts 01434
(Name and Address of Agent For Service)

(978) 842-3000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be	Offering Price Per		Aggregate Offering		Amount of
to be Registered	Registered(1)	Share		Price		Registration Fee
Common Stock, $0.01 par value per share	3,500,000 shares(2)	$34.10	(3)	$119,350,000	(3)	$8,510

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 3,000,000 shares issuable under the 2007 Stock Incentive Plan, as amended and (ii) 500,000 shares issuable under the 2000 Employee Stock Purchase Plan, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on October 29, 2010.

SIGNATURES
INDEX TO EXHIBITS
EX-5
EX-23.2

STATEMENT OF INCORPORATION BY REFERENCE
     Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of (i) the registration statements on Form S-8, File No. 333-145685 relating to the registrant’s 2007 Stock Incentive Plan, as amended, and (ii) the registration statements on Form S-8, File No. 333-111477 and File No. 333-58016 relating to the registrant’s 2000 Employee Stock Purchase Plan, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Devens, Massachusetts, on this November 2, 2010.

AMERICAN SUPERCONDUCTOR CORPORATION
By:	/s/ Gregory J. Yurek
Gregory J. Yurek
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of American Superconductor Corporation, hereby severally constitute and appoint Gregory J. Yurek, David A. Henry and John W. Powell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable American Superconductor Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Yurek Gregory J. Yurek	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 2, 2010

/s/ David A. Henry David A. Henry	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2010

/s/ Vikram S. Budhraja Vikram S. Budhraja	Director	November 2, 2010

/s/ Peter O. Crisp Peter O. Crisp	Director	November 2, 2010

/s/ Richard Drouin Richard Drouin	Director	November 2 , 2010

Signature	Title	Date

/s/ David R. Oliver, Jr. David R. Oliver, Jr.	Director	November 2, 2010

/s/ John B. Vander Sande John B. Vander Sande	Director	November 2, 2010

/s/ John W. Wood, Jr. John W. Wood, Jr.	Director	November 2, 2010

INDEX TO EXHIBITS

Number	Description
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(1)	2007 Stock Incentive Plan, as amended

99.2(2)	2000 Employee Stock Purchase Plan, as amended

(1)	Incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed with the Commission on May 27, 2010 (File No. 000-19672).

(2)	Incorporated by reference to Appendix B to Definitive Proxy Statement for Annual Meeting filed with the Commission on June 22, 2009 (File No. 000-19672).